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                                                                    Exhibit 10.1


[WORLDCOM LOGO]


                                  April 2, 2002


Bernard J. Ebbers
500 Clinton Center Drive
Clinton, MS  39056

Dear Bernie:

         This letter (the "Agreement") shall serve to amend, restate and confirm the understandings contained in our November 1, 2000 letter agreement. WorldCom, Inc. (the "Company") and you have entered into various contractual arrangements respecting certain of your obligations that are, or have been, secured by shares of the Company, to wit:

                  (i) Limited Guaranty dated as of November 14, 2000 executed by the Company for the benefit of Bank of America, N.A. (the "Prior Guaranty");

                  (ii) Limited Guaranty dated as of February 12, 2001 executed by the Company for the benefit of Bank of America, N.A., as modified by that certain First Modification and Reaffirmation of Limited Guaranty, dated as of January 25, 2002, replacing the Prior Guaranty (items (i) and (ii), together with any amendments, modifications, supplements or replacements thereof, are sometimes collectively referred to herein as the "Guaranty");

                  (iii) Promissory Note dated as of September 8, 2000 in the maximum principal amount of $25 million made by you payable to the order of the Company;

                  (iv) Promissory Note dated as of November 1, 2000 in the maximum principal amount of $25 million made by you payable to the order of the Company;

                  (v) Promissory Note dated as of December 29, 2000 in the maximum principal amount of $50 million made by you payable to the order of the Company;

                  (vi) Promissory Note dated as of September 10, 2001 made by you payable to the order of the Company relating to the Guaranty; and

                  (vii) Promissory Note dated as of January 30, 2002 in the maximum principal amount of $65 million made by you payable to the order of the Company (items (iii) through (vii), together with any amendments, modifications, supplements, or replacements thereof, are sometimes hereinafter collectively referred to as the "Promissory Notes").

         1. INDEMNITY. You shall indemnify, reimburse and hold harmless the Company for any amounts expended, losses, damages, costs, claims or expenses (including, but not limited to, court costs and attorneys' fees) under or arising out of the Guaranty, this Agreement or the Promissory Notes.

         2. PLEDGE. (a) To secure the prompt payment and full performance of all obligations owing by you to the Company (the "Liabilities"), whether direct, contingent, fixed or otherwise, now or from time to time hereafter arising, with respect to this Agreement, the Promissory Notes and the


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Bernard J. Ebbers
April 2, 2002
Page 2


Guaranty, you have granted and/or hereby grant to the Company a security interest in and to, and pledge and assign to the Company, under Articles 8 and 9 of the Uniform Commercial Code as currently effective in the State of Mississippi, all of your right, title, share and interest in the shares of stock of the Company now owned by you (except for the stock of the Company currently the subject of pledges for the benefit of Citibank, N.A. and Bank of America, N.A., respectively, pursuant to agreements in effect on November 1, 2000, or any renewals, replacements, amendments, modifications, or extensions thereof, hereinafter, the "Existing Pledges"), or hereafter acquired by you pursuant to the exercise of stock options, together with all proceeds thereof and amounts or other securities or property derived therefrom, and, upon the release of the Existing Pledges, you shall be deemed to have granted to the Company a security interest under Articles 8 and 9 of the Uniform Commercial Code as currently effective in the State of Mississippi in such additional shares of stock in the Company as were the subject of the Existing Pledges (all of the shares referenced above are sometimes hereinafter collectively referred to as the "Collateral"). You agree to keep the Collateral free from any lien, security interest or encumbrance other than those in favor of the Company, or arising out of the Existing Pledges, or as to which the Company consents in writing.

                  (b) Upon demand by the Company pursuant to any one or more of the Promissory Notes (which shall be subject to a majority vote of the Board of Directors of the Company) or upon the breach by you of any of the terms of this Agreement or any of the Promissory Notes, the Company may exercise the rights and pursue the remedies provided under Article 9 of the Uniform Commercial Code as currently effective in, or as hereafter amended by, the State of Mississippi, including but not limited to exercising all voting rights with respect to the Collateral, collecting all dividends and other distributions with respect to the Collateral, and selling the Collateral at any public or private sale, at the Company's option, without advertisement; provided, however, that upon any such demand, you shall have 90 days from the date thereof to make payment; provided, further, that if such demand is made subsequent to your death or incapacity, your estate shall have 180 days from the date thereof to make payment; in either such case, interest shall continue to accrue at the "Normal Rate" as provided in the Promissory Notes until such payment is due and, until such payment is due, the Company shall refrain from exercising the aforementioned rights and remedies. The Company may bid and become a purchaser at any such sale, and upon any such sale the Company shall collect, receive, and hold and apply the proceeds as provided herein. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to your address appearing on the records of the Company at least five days before the time of such disposition. The proceeds from any such sale or action shall be applied first to the payment of all legal and other costs and expenses incurred in connection with the sale or action and next to the payment of the Liabilities, as determined by the Company. The balance, if any, of such proceeds remaining after such application shall be paid to you. If the proceeds of any such sale or action are insufficient to pay in full the amounts specified above, you shall remain liable for such deficiency.

         3. PERFECTION. To perfect the Company's security interest in the Collateral, (a) you hereby irrevocably authorize the Company at any time and from time to time to file in any appropriate jurisdiction any UCC financing statements or amendments thereto, and (b) you are delivering to the Company certain of the Collateral, together with irrevocable stock powers endorsed in blank. You, from time to time hereafter, shall deliver to the Company any additional Collateral that comes within your possession or control, together with irrevocable stock powers endorsed in blank.

         4. ADDITIONAL SECURITY. You represent and warrant to the Company that your personal financial statement dated December 31, 2001 (the "Statement") provided to the Company is complete and

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Bernard J. Ebbers
April 2, 2002
Page 3


accurate in all material respects and, except as noted on the Statement, all of the assets listed thereon are owned by you individually, free and clear of any liens, security interests or other encumbrances, except for statutory liens securing immaterial amounts arising in the ordinary course of business. On or within 10 days of the date hereof, you agree to provide such information with respect to your interests in Joshua Holdings LLC, BC Yacht Sales Inc., Savannah Yacht & Ship LLC, BCT Real Estate LLC, Douglas Lake Land & Timber Company LLP and Douglas Lake Properties, Inc., together with any related or subsidiary entities (the "Additional Assets"), and as the Company reasonably may request from time to time, including without limitation:

                  (i) Outstanding debt and liability information with respect to each Additional Asset;

                  (ii) Existing appraisal information, evaluations and title reports with respect to each Additional Asset; and

                  (iii) Historical operating statements for each Additional
     Asset.

Except for liens in existence as of the date hereof, until the Liabilities have been paid in full, you will not sell, assign, transfer, pledge or encumber in any other matter any of the Additional Assets without the prior written consent of the Company. On or within 10 days of the date hereof, you shall pledge to the Company (and shall cause the pledge by related minority investors) of a security or mortgage interest in each of the Additional Assets. In the event that the value of the Collateral or the Additional Assets should materially increase in the aggregate during the term of this Agreement, the Company will take reasonable steps to release that portion of the Collateral and/or Additional Assets that is no longer necessary to sufficiently collateralize the Liabilities.

         5. FURTHER ASSURANCES. You agree to perform all acts and do all things which the Company may request, now or hereafter, in order to evidence, preserve or protect its rights and the creation, attachment or perfection of the security interests granted or to be granted hereunder including, without limitation, execution and delivery of one or more promissory notes evidencing your obligations arising out of any advance under the Guaranty and delivery of stock certificate(s) with appropriate stock powers in order to perfect the Company's security interest in the Collateral or the Additional Assets.

         6. MISCELLANEOUS. This Agreement shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of Mississippi and you hereby consent to the jurisdiction of the courts of or in the State of Mississippi in connection with any dispute, controversy, action or other matter relating to or arising out of this Agreement. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be binding upon you and your heirs and legal representatives and shall inure to the benefit of the Company and its successors and assigns. The powers, rights, and remedies of the Company under this Agreement are cumulative and are not exclusive of any other power, right or remedy that the Company otherwise may have. Any single or partial exercise or pursuit of any power, right or remedy under this Agreement by the Company shall not preclude other or further exercise or pursuit thereof or the exercise or pursuit of any other power, right or remedy. The Company's rights and remedies under this Agreement shall be unaffected by any change in the provisions of

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Bernard J. Ebbers
April 2, 2002
Page 4


any agreement, instrument, or document evidencing or affecting any of the Liabilities, by any extension of time for payment or performance of any of the Liabilities or by any partial or full release of any security for payment or performance of any of the Liabilities. No delay by the Company in exercising or pursuing any power, right or remedy under this Agreement shall operate as a waiver thereof, and no failure by the Company to exercise or pursue any power, right or remedy shall prevent the Company from exercising the same in the future.


                                       WorldCom, Inc.

                                       By: WorldCom, Inc. Compensation and Stock
                                       Option Committee


                                       By: /s/ Stiles A. Kellett, Jr.
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                                          Stiles A. Kellett, Jr., Chairman


         Acknowledged and agreed as of the date first above written.



                                       /s/ Bernard J. Ebbers
                                       ---------------------------------------
                                       Bernard J. Ebbers